UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 16, 2018 (May 15, 2018)

CHINA COMMERCIAL CREDIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza, Zhong Ying Road, Wujiang, Suzhou, Jiangsu Province, China
(Address of principal executive offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2018, Wujiang Luxiang Information Technology Consulting Co. Ltd. (“WFOE”), a limited liability company formed under the laws of the PRC, which is an indirectly wholly-owned subsidiary of China Commercial Credit, Inc. (the “Company”) entered into a series of agreement, also known as the VIE Agreements, with Beijing Youjiao Technology Limited (“Beijing Youjiao”) and Aizhen Li, the sole shareholder of Beijing Youjiao. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Beijing Youjiao, including absolute control rights and the rights to the management, operations, assets, property and revenue of Beijing Youjiao. The purpose of the VIE Agreements is solely to give WFOE the exclusive control over Beijing Youjiao’s management and operations. Beijing Youjiao has the requisite license to carry out used luxurious car leasing business in China. The Company plans to carry out the used luxurious car leasing business through Beijing Youjiao.

Material terms of each of the VIE Agreements are described below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Beijing Youjiao and WFOE, WFOE provides Beijing Youjiao with technical support, consulting services and management services on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Beijing Youjiao granted an irrevocable and exclusive option to WFOE to purchase from Beijing Youjiao, any or all of Beijing Youjiao’s assets at the lowest purchase price permitted under the PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Beijing Youjiao by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of Beijing Youjiao from time to time, which is substantially equal to all of the net income of Beijing Youjiao.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by WFOE with 30-day prior written notice. Beijing Youjiao does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

Share Pledge Agreement

Under the Share Pledge Agreement among Beijing Youjiao, Aizhen Li and WFOE, Aizhen Li pledged all of her equity interests in Beijing Youjiao to WFOE to guarantee the performance of Beijing Youjiao’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in any event of default, as set forth in the Share Pledge Agreement, including that Beijing Youjiao or Aizhen Li breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of the pledged equity interest in accordance with applicable PRC laws.. WFOE shall have the right to collect any and all dividends declared or generated in connection with the equity interest during the term of pledge.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Beijing Youjiao. WFOE shall cancel or terminate the Share Pledge Agreement upon Beijing Youjiao’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

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Exclusive Option Agreement

Under the Exclusive Option Agreement, Aizhen Li irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Beijing Youjiao. The option price is equal to the capital paid in by Aizhen Li subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Power of Attorney

Under the Power of Attorney, Aizhen Li authorized WFOE to act on her behalf as her exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association of Beijing Youjiao, including but not limited to the sale or transfer or pledge or disposition of shares held by Aizhen Li in part or in whole; and (c) designating and appointing on behalf of Aizhen Li the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Beijing Youjiao.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as Aizhen Li is a shareholder of Beijing Youjiao.

Timely Reporting Agreement

To ensure Beijing Youjiao promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Beijing Youjiao and the Company.

Under the Timely Reporting Agreement, Beijing Youjiao agreed that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

The VIE Agreements are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and such document is incorporated herein by reference. The foregoing is only a brief description of the material terms of the VIE Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities

On May 10, 2018, the Company issued 1,336,314 shares of its common stock (“Common Stock”), par value $0.001 per share, at the per share purchase price of $0.78 to certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the securities purchase agreement (“SPA”) dated April 28, 2018 since all the closing conditions of the SPA have been satisfied when the Company obtained required license to carry out the used luscious car leasing business by having WFOE enter into the VIE Agreements .

The issuance and sale is exempted from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Exclusive Business Cooperation Agreement dated May 10, 2018
10.2	Share Pledge Agreement dated May 10, 2018,
10.3	Exclusive Option Agreement dated May 10, 2018
10.4	Power of Attorney dated May 10, 2018
10.5	Timely Reporting Agreement dated May 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2018	CHINA COMMERCIAL CREDIT, INC.

	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

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